Exhibit 10.1
EXCHANGE AGREEMENT
     This Exchange Agreement (this “Agreement”), dated and effective as of March 31, 2008, is entered into by and among GMAC LLC, a Delaware limited liability company (“GMAC”), Residential Capital, LLC, a Delaware limited liability company (“ResCap”), and IB Finance Holding Company, LLC, a Delaware limited liability Company (“IB Finance”).
     WHEREAS, GMAC is the holder of [650,000] units (the “ResCap Preferred Units”) of preferred membership interests of ResCap pursuant to the Amended and Restated Limited Liability Company Agreement of ResCap Capital, LLC, dated as of March 31, 2008 (the “ResCap Agreement”);
     WHEREAS, IB Finance has a class of preferred membership interests, consisting of [650,000] units (the “IB Finance Preferred Units”), authorized by the Amended and Restated Limited Liability Company Agreement of IB Finance Holding Company, LLC, dated as of March 31, 2008, and none of such units are issued and outstanding as of the date hereof; and
     WHEREAS, the parties hereto desire to enter into this Agreement to provide GMAC with the option to elect, at any time after January 1, 2009, subject to the terms and conditions of this Agreement, to exchange all (but not less than all) of the ResCap Preferred Units for an equivalent number of IB Finance Preferred Units on a one-for-one basis (the “Exchange”).
     NOW, THEREFORE, in consideration of the mutual promises contained herein, it is hereby agreed as follows:
     1. Exchange. At any time after January 1, 2009, GMAC may elect to exchange all (but not less than all) of its ResCap Preferred Units into an equivalent number of IB Finance Preferred Units by delivering a written notice (the “Exchange Notice”) at least 5 business days prior to the effective date of the Exchange (the “Exchange Date”) specified in such notice to each of ResCap and IB Finance. The Exchange Notice shall set forth the number of ResCap Preferred Units then outstanding (the “Outstanding Number”). GMAC’s right to deliver an Exchange Notice and cause such exchange of its ResCap Preferred Units shall automatically terminate if a Bankruptcy Proceeding occurs prior to January 1, 2009. For purposes of this Agreement, “Bankruptcy Proceeding” shall mean that ResCap or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the federal securities laws) (i) has voluntarily initiated proceedings of any nature under the federal Bankruptcy Code, or any similar state, federal or foreign law for the relief of debtors, (ii) has made a general assignment for the benefit of creditors, (iii) is the subject of an involuntary proceeding under the federal Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors, or (iv) has had all or any substantial part of its assets be the subject of attachment or other judicial seizure.
     2. Exchange Notice. The Exchange Notice shall be delivered to ResCap and IB Finance at their respective addresses set forth below. The Exchange Notice shall be deemed to have been duly given if personally delivered or sent by overnight mail or courier or by facsimile transmission, and shall be deemed received (i) if sent by overnight mail or courier, when actually received, (ii) if sent by facsimile transmission, on the date sent, and (iii) if delivered by hand, on the date of receipt.
To ResCap:
1 Meridian Crossings
Minneapolis, MN 55423
Attention:
Facsimile:
With a copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois 60606
Attention: Philip J. Niehoff
                 Brian M. May
Facsimile: 312-701-7711
To IB Finance:
200 Renaissance Center, 12th Floor
Detroit, MI 48265
Attention:
Facsimile:
With a copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois 60606
Attention: Philip J. Niehoff
                 Brian M. May
Facsimile: 312-701-7711
     3. Conversion. On the Exchange Date, IB Finance will convert the Outstanding Number of IB Finance common units then held by ResCap into the Outstanding Number of IB Finance Preferred Units and deliver such units to GMAC (or such wholly-owned direct or indirect affiliate of GMAC as is specified in the Exchange Notice) and GMAC (or such other specified person) will become a member of IB Finance.
     4. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, except with the written consent of the other parties, no assignment of this Agreement or any rights or obligations hereunder, by operation of law or otherwise, may be made by any party (except that if GMAC assigns its ResCap Preferred Units to another person as permitted by Section 19 of the

ResCap Agreement, GMAC may assign its rights and obligations under this Agreement to that same person).
     5. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
     6. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles).
     7. Amendment. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by all the parties hereto.
     8. Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed to be an original, but all of which together constitutes one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

GMAC LLC

By:	/s/ Cathy L. Quenneville

Name: Cathy L. Quenneville
Title: Secretary

RESIDENTIAL CAPITAL, LLC

By:	/s/ James N. Young

Name: James N. Young
Title: Chief Financial Officer

IB FINANCE HOLDING COMPANY, LLC

By:	/s/ Cathy L. Quenneville

Name: Cathy L. Quenneville
Title: Secretary

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